UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Materials Pursuant to Section 240.14a-12
CAREMARK RX, INC.
(Name of Registrant as Specified in its Charter)
EXPRESS SCRIPTS, INC.
KEW CORP.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑		No fee required.

☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1)	Title of each class of securities to which the transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐		Fee paid previously with preliminary materials

☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

EXHIBIT INDEX

Exhibit No
99.1	Express Scripts Press Release, dated March 12, 2007
99.2	Express Scripts Investor Presentation, dated March 2007
99.3	Form of Letter to Caremark Investors

FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Edward Stiften, Chief Financial Officer	Steve Littlejohn, VP, Public Affairs
David Myers, Vice President, Investor Relations	(314) 702-7556
(314) 702-7173

Laurie Connell	Joele Frank / Jamie Moser
MacKenzie Partners, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(212) 929-5500	(212) 355-4449
Express Scripts Declares Current Offer to Acquire Caremark
“Best and Only” Offer Without Confirmatory Due Diligence
Identification of Additional Value Could Result in Higher Offer Price
Caremark Stockholders Urged to Vote Against Flawed Merger Process with CVS

St. Louis, March 12, 2007 — Express Scripts, Inc. (Nasdaq: ESRX) today announced that the flawed merger process pursued by the Caremark Rx, Inc. (NYSE: CMX) Board of Directors, specifically the Board’s refusal to permit confirmatory due diligence by Express Scripts, prevents Caremark stockholders from receiving Express Scripts’ best and final offer.
     “Our current offer is the best and only offer we can make at this time,” said George Paz, Express Scripts president, chief executive officer and chairman. “We cannot in good conscience offer more consideration without an opportunity to conduct confirmatory due diligence. There is no way around it, the best case scenario for Express Scripts and Caremark stockholders is for bidders to have equal information and then engage in a competitive bid process.”
     “If we were able to identify additional value during confirmatory due diligence, including if we determine that there are greater net synergies beyond what we have reflected in our analysis thus far, it could result in an increase to our offer price,” said Paz. He noted that Express Scripts is willing to sign a confidentiality agreement and, concurrently with the due diligence process, negotiate a merger agreement. With Caremark’s cooperation, Express Scripts will be able to complete confirmatory due diligence quickly, added Paz.
     The Express Scripts offer is to acquire all outstanding shares of Caremark for $29.25 in cash and 0.426 shares of Express Scripts stock for each share of Caremark stock. The Company will pay additional cash consideration of $0.00481 of cash per share per day, which will accrue commencing on April 1, 2007, through the closing date of Express Scripts’ acquisition of Caremark, or 45 days after the Company receives Federal Trade Commission (“FTC”) approval of the transaction, whichever comes first. This additional cash consideration, equal to approximately 6% per annum on the $29.25 cash portion, will be paid to Caremark stockholders upon the acquisition of Caremark.
     Caremark stockholders should have the opportunity to own a high growth Express Scripts stock, and in the CVS proposal, Caremark’s stockholders are being offered currency in a lower growth stock. Express Scripts has significantly outperformed CVS over the last 10 years, with total stockholder returns of 1695% to 335%, respectively. The Express Scripts proposal also offers greater certainty of value provided by the greater cash portion of its offer.
     Express Scripts recently increased 2007 diluted earnings per share guidance of $4.14 to $4.26 reflects growth of 26 to 29 percent over 2006. However, Express Scripts stock currently trades at a P/E multiple of 18.3 times, which is a significant discount to its historical P/E multiple, which has averaged 20 to 22 times. Based on the current P/E level and Express Scripts’ strong outlook for the future, the Company believes there is significant upside to its stock price in the short-term as well as in the long-term.
     The company believes it can consummate a transaction with Caremark no later than the third quarter of 2007, and has taken a number of tangible and important steps to do so. The company has committed financing, commenced an exchange offer, and nominated a slate of four independent directors to Caremark’s Board. Furthermore, Express Scripts announced that it intends to file a proxy statement with the SEC this week for the purpose of obtaining its stockholders’ approval of the issuance of the Express Scripts common stock to Caremark stockholders in connection with its offer.
     We believe that we can successfully complete the regulatory review process in a timely manner. It is well known that the pharmacy benefit management marketplace is highly competitive. And it will remain so after the combination of Express Scripts and Caremark. For example, more than 30 different companies provide prescription drug program management services to the Fortune 500.
     Caremark stockholders must vote AGAINST the CVS merger proposal in order to receive more from Express Scripts or anyone else. Vote the GOLD proxy card AGAINST a flawed merger process to protect the value of your investment.
     Skadden, Arps, Slate, Meagher & Flom LLP, Arnold & Porter LLP, and Young Conaway Stargatt & Taylor, LLP are acting as legal counsel to Express Scripts, and Citigroup Corporate and Investment Banking and Credit Suisse are acting as financial advisors. MacKenzie Partners, Inc. is acting as proxy advisor to Express Scripts.
     Express Scripts also announced that it has extended the expiration date of its exchange offer for all of the outstanding shares of Caremark. The offer, which was scheduled to expire at midnight, Eastern Time, on Friday, March 16, 2007, has been extended until midnight, Eastern Time, Tuesday, April 17, 2007, unless extended. As of the close of business on March 9, 2007, a total of 5,945,856 shares of Caremark common stock had been tendered into the exchange offer. The exchange offer is subject to a number of conditions as described in the prospectus/offer to exchange.

About Express Scripts
     Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.
     Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.
     Express Scripts is headquartered in St. Louis, Missouri. More information can be found at www.express-scripts.com, which includes expanded investor information and resources.
Safe Harbor Statement
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices

•	investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

•	changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

•	uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

•	uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs

•	continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

•	competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

•	results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies

•	the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmaciesin our retail pharmacy network

•	the use and protection of the intellectual property we use in our business

•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

•	our ability to continue to develop new products, services and delivery channels

•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs

•	increase in credit risk relative to our clients due to adverse economic trends

•	our ability to attract and retain qualified personnel

•	other risks described from time to time in our filings with the SEC
Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:
•	Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction

•	required regulatory approvals may not be obtained in a timely manner, if at all

•	the proposed transaction may not be consummated

•	the anticipated benefits of the proposed transaction may not be realized

•	the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected

•	the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Important Information
Express Scripts has filed a proxy statement and proxy supplement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and proxy supplement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they become available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement filed in connection with Caremark’s special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.
#####

ESRX: Innovation and Execution Building on a Proven Record for a Powerful Future March 2007

Express Scripts Offers Superior Value for Stockholders We believe we will clear anti-trust in a timely manner - additional consideration to compensate for timing of regulatory approval CVS acquisition of Caremark presents significant long-term risks Vertical integrations of PBMs have destroyed value CVS/CMX synergies don't add up CVS materially underperforms relative to Express Scripts in down markets ESRX offers more certainty of value and better currency ESRX has a strong record of innovation and execution ESRX profit generators have room to run ESRX confirms bullish outlook by increasing 2007 EPS guidance ESRX offers significant upside with or without Caremark Express Scripts has put forth a compelling proposal and has taken the necessary steps to complete this transaction

We Believe We Will Clear Anti-Trust in a Timely Manner Number of Fortune 500 Clients, by Service Provider At least 36 unique providers of pharmacy benefits services Notes: Source: Express Scripts Survey of Fortune 500 companies, Mar 2007 "Unknown" reflects 28 companies that did not respond to repeated inquiries (N = 23), received services from an unspecified "carved in" provider (N = 2), declined to provide information (N = 2), or were unavailable (N = 1) Express Scripts has identified these parties serving Fortune 500 companies. Many individual companies may be served by multiple providers of pharmacy benefits services. In such cases, we assigned the company to a single provider based on data available to us (e.g. number of lives served, carve-in versus carve-out). Consequently, the actual number of clients per provider may exceed that shown. Given the level of competition, we believe that we can successfully complete the regulatory review process in a timely manner

Vertical Integrations Destroy Value; Horizontal Integrations Create Value Our combination of ESRX and CMX is based on a proven and powerful model that has been repeatedly validated by the market AVG LOSS IN VALUE - 36% DPS to ESRX Medco Spin-off PCS to Advance Independent PBMs Advance + PCS 2000 AdvancePCS 2003 ESRX + DPS 1999 ESRX 2002 Medco Spin-off 2003 Medco (4) 2006 124% 26% 117% $2.2B $5.0B (3) $3.9B $4.9B (3) $7.9B $17.0B (3) Acquiror Enterprise Value (2) + 89% AVG INCREASE IN VALUE (1) Transaction Value for target at closing. (2) Combined Enterprise Value of acquiror and target at closing. (3) Enterprise Value of acquiror three years after closing. (4) Excludes the Transaction Value at closing of $2.5 billion for Accredo acquired by Medco in 2005. VERTICAL HORIZONTAL Lilly 1994 Rite Aid 1999 Advance 2000 SmithKline 1994 ESRX 1999 Merck 1993 Spin-off 2003 $4.1B $1.5B $1.0B $2.3B $0.7B $6.5B $7.9B Transaction Value (1) Acquiror PCS Sale DPS Sale Medco Spin-off Change in Value - 63% - 34% - 70% 21% (2% APR) Vertical Integrations

CVS/CMX Synergies Don't Add Up Adding PharmaCare's business to CMX's business unlikely to result in $500 million in PBM-specific synergies - translating to an unrealistic $7.00 per Rx CVS/CMX Drugs under management Manufacturer discounts Retail network contracting Direct processing costs/SGA Only partially managed Rebates generated on formulary management, not retail purchases Other retailers may refuse to offer competitive pricing to competitor- owned CMX Combining a small PBM with CMX results in few cost savings opportunities Fully managed Best practices will generate higher rebates; greater client savings Duplication from combining two large PBMs offer significantly more cost reduction opportunities ESRX/CMX Best practices will generate lower network rates; greater client savings

CVS Materially Underperforms Relative to Express Scripts in a Down Market Note: The graph above illustrates stock prices during the time period that corresponds to the S&P 500's peak to trough in the last cycle, which is March 24, 2000 through October 9, 2002. +142% (28%) (49%) Percent Return In a down market, Express Scripts stock should outperform CVS stock

Express Scripts vs. CVS Total Shareholder Returns - Since 1997 Note: Includes dividend reinvestment. Stock Prices through March 8, 2007. $335 $1,695 $189 Ending Value $100 Investment Growth that CMX stockholders enjoyed as independent PBM may disappear with a CVS combination

Ongoing innovation and execution in a dynamic environment help fuel ESRX's growth 1990 '91 '92 '93 '94 '95 '96 '97 '98 '99 2000 '01 '02 '03 '04 '05 '06 East 3 6 7.4 21.9 31.1 49.1 66.2 84.9 135.4 243.1 288.5 357.4 439.6 479.4 517.5 563.3 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Retail networks 3-tier benefit Preferred Savings Grid Step therapy Generics Today Pharma rebates High Performance Formulary Continuous development of products and services that meet and lead market needs Rx Volume (millions) Rx count = retail + (3 x mail) + specialty; counts for 1999/2000 exclude UHC Biogenerics Execution = achieving financial goals while enhancing client and member satisfaction ESRX Growth Powered by Innovation and Execution

ESRX Profit Generators Have Room to Run The fundamental business model is strong and proven Ongoing innovation and execution ESRX's fundamental business model continues to produce outstanding results for stockholders, plan sponsors and patients Generics Mail Specialty Today 5 5 5 Potential 55 55 55 60% 80% Generics Mail Specialty Today 5 5 5 Potential 55 55 55 25% 60% 49% Generics Home Delivery Specialty Generic fill rate Mail penetration Specialty penetration 70%

ESRX Confirms Bullish Outlook by Increasing 2007 Earnings Guidance Increased EPS range from $4.08 to $4.20 to a range of $4.14 to $4.26 Midpoint reflects growth of 28% over 2006 Original 2007 guidance provided in Nov. 2006 was $3.90 to $4.02 Increase guidance due to Greater success with mid year client renewals Higher growth in middle market lives Lower drug purchasing costs Original 2007 guidance in Nov. 2006 increased due to: Higher generic utilization Stronger than expected claims volume Lower retail and home delivery drug purchasing costs We are off to a fast start in 2007

We have a track record of outperforming our peers PBM Earnings Growth Comparison 2005 2006 2007* ESI 0.34 0.27 0.28 Caremark 0.349 0.23 0.2 Medco 0.088 0.18 0.205 * Reflects the midpoint of guidance. Express Scripts 2007 guidance includes an allowance for the potential impact of the AWP settlement ** Per First Call - excludes non-recurring items

ESRX Offers Significant Upside With or Without CMX ESRX stock price offers significant upside if P/E multiples return to historical averages. ESRX PE Multiple 5-Year Avg 3-Year Avg 1-Year Avg Current* ESRX 19.5 20.3 21.8 18.3 West 30.6 38.6 34.6 Baseline - $500 million Lower PBM and specialty pharmacy costs Better manufacturer discounts Lower SG&A and direct purchasing costs Additional potential ESRX generic fill rate applied to CMX CMX mail pull thru applied to ESRX Greater costs savings for plan sponsors, higher margins for ESRX/CMX Significant and Realistic Synergies ESRX synergies are sound and based on PROVEN opportunities Based on $77.07 closing price on March 9, 2007 and the midpoint of our increased guidance range of $4.14 to $4.26 per diluted share.

ESRX and CMX The power of independence and proven value generation Powerful strategic rationale Identifiable and achievable synergies Strong free cash flow allowing for rapid debt reduction and share repurchase Superior currency and certainty of value Management team with history of earnings growth, superior stockholder returns, and successful acquisitions and integrations Combination of ESRX and CMX offers a proven and innovative strategic rationale

This presentation contains "forward-looking statements," including, among other statements, statements regarding the proposed business combination between Express Scripts and Caremark, and the anticipated consequences and benefits of such transaction. Statements made in the future tense, and words such as "anticipate", "expect", "project", "believe", "plan", "estimate", "intend", "will", "may" and similar expressions are intended to identify forward looking statements. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of Express Scripts. Relevant risks and uncertainties include those referenced in Express Scripts' filings with the Securities and Exchange Commission ("SEC") (which can be obtained as described in "Important Information" below), and include: general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. Risks and uncertainties relating to the proposed transaction include: Express Scripts and Caremark will not enter into any definitive agreement with respect to the proposed transaction; required regulatory approvals will not be obtained in a timely manner, if at all; the proposed transaction will not be consummated; the anticipated benefits of the proposed transaction will not be realized; and the integration of Caremark's operations with Express Scripts will be materially delayed or will be more costly or difficult than expected. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Express Scripts assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Safe Harbor: Forward Looking Statements

Safe Harbor: Forward Looking Statements IMPORTANT INFORMATION Express Scripts has filed a proxy statement in connection with Caremark's special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark's annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission ("SEC") free of charge at the SEC's website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com. In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they become available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC's website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com. Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts' directors and executive officers is available in Express Scripts' proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement filed in connection with the Caremark's special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark's annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.

Date
Address
Dear :                     :
With only a few days remaining before Caremark stockholders vote on the proposed CVS acquisition of Caremark, I will be unable to meet with you personally. Nevertheless, I wanted to get our message and commitment to this deal front and center with your team. We remain resolute that an Express Scripts and Caremark combination has great potential and is clearly be the best value proposition for Caremark shareholders.
With that being said, our first responsibility is to our stockholders. It is for that reason that I cannot with good conscience offer more consideration for the deal without an opportunity to conduct due diligence. There is no way around it, the best case scenario for Express Scripts and Caremark stockholders is for bidders to have equal information and then engage in a competitive bid process.
The enclosed deck we are sharing with investors once again provides the compelling proof points for an Express Scripts/Caremark combination.
•	ESRX offers more certainty of value and better currency.

•	ESRX has a strong record of innovation and execution.

•	ESRX profit generators are powerful with room to run.

•	ESRX confirms bullish outlook by increasing 2007 EPS guidance.
Our proposal is based on the undeniable strategic rationale of independence and proven value generation. Synergies are identifiable and achievable, while strong free cash flow would allow for rapid debt reduction and share repurchase. We offer a superior currency, greater certainty of value and a management team with a history of earnings growth, superior stockholder returns and successful acquisitions and integrations.
Vote the GOLD proxy card AGAINST the flawed process.
Caremark stockholders deserve better. The potential of an Express Scripts/Caremark combination offers Caremark stockholders greater value today and in the future.
If you have any questions, please feel free to call me directly at 314.702.7548.
Sincerely,

Safe Harbor Statement
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices

•	investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

•	changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

•	uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

•	uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs

•	continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

•	competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

•	results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies

•	the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network

•	the use and protection of the intellectual property we use in our business

•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

•	our ability to continue to develop new products, services and delivery channels

•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs

•	increase in credit risk relative to our clients due to adverse economic trends

•	our ability to attract and retain qualified personnel

•	other risks described from time to time in our filings with the SEC
Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:
•	Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction

•	required regulatory approvals may not be obtained in a timely manner, if at all

•	the proposed transaction may not be consummated

•	the anticipated benefits of the proposed transaction may not be realized

•	the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected

•	the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.
We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Important Information
Express Scripts has filed a proxy statement and proxy supplement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and proxy supplement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they become available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement filed in connection with Caremark’s special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.